CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Cash Assets Trust, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Cash Assets Trust for the period ended September 30, 2009 (the "Form N-CSR")fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cash Assets Trust.

Dated:  December 3, 2009	/s/  Diana P. Herrmann
					----------------------
					Vice Chair, President
					and Trustee
					Cash Assets Trust

Dated:  December 3, 2009	/s/  Joseph P. DiMaggio
					-----------------------
					Chief Financial Officer
					and Treasurer
					Cash Assets Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hawaiian Tax-Free Trust and will be retained by Hawaiian Tax-Free Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.